Exhibit 99.1
                                        Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS EARNINGS OF $0.15 PER DILUTED SHARE
FOR THIRD QUARTER 2012
———————————
ADJUSTS 2012 GUIDANCE TO REFLECT RECENT CONTRACTING ACTIVITIES
———————————
ESTABLISHES PRELIMINARY 2013 REVENUE GUIDANCE IN RANGE

NASHVILLE, Tenn. (Oct. 18, 2012) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the third quarter ended September 30, 2012.  Total revenues were $166.6 million for the quarter compared with $176.2 million for the third quarter of 2011.  Net income for the third quarter of 2012 was $5.0 million, or $0.15 per diluted share, compared with $9.5 million, or $0.28 per diluted share, for the third quarter of 2011.

Leedle commented, “We are pleased by our third-quarter results.  Our results exceeded our expectations as we benefited from earlier than expected recognition of performance-based fees, which helped to partially offset the impact of the continued wind-down of the Cigna contract.  For the third quarter, the Cigna wind-down resulted in comparable-quarter and sequential-quarter declines in revenue from Cigna of $19 million and $5 million, respectively.  Excluding the effect of this wind-down, revenues for the third quarter of 2012 increased 6% from the third quarter of 2011 (see pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures).

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011 (1)
Domestic	$0.14	$0.31	$0.26	$0.66
International	0.01	(0.03)	(0.04)	(0.09)
Net income per diluted share	$0.15	$0.28	$0.22	$0.56

(1)      Figures may not add due to rounding.

Strong Business Development Momentum Drives New, Expanded and Extended Contracts

“We are also very pleased with our continued strong business development momentum during the second half of 2012,” Leedle noted.  “The third quarter was one of our most successful contracting periods ever, with 30 signed contracts: 12 were with new customers, eight were expanded and extended, and 10 more were extended.  Further, our business development momentum is continuing in the fourth quarter, with an additional eight contracts already executed and more signed contracts expected before year end.

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HWAY Reports Third-Quarter Results

October 18, 2012

“Since the beginning of the third quarter, we have announced several long-term, strategic contracts with health plans and health systems, signed an early three-year contract extension with our current largest customer, and continued to sign new direct-to-employer (DTE) customers, including the State of Tennessee, which we announced earlier this week and which is now our single largest DTE contract.

“Our recent contracts with health plans include significant expansions with CareFirst and WellPoint for a broader, more comprehensive scope of services.  We also executed an array of new, expanded and extended multi-year contracts with health plans that provide our SilverSneakers® Fitness Program to their Medicare Advantage members, and, for the first time, our Prime® Fitness Program to a Medicaid population.  Building on the innovative regional health model we are implementing with Texas Health Resources, we signed a new contract with Wellmont Health System and a new contract with The Queen’s Health System in Honolulu in collaboration with our long-term health plan customer, Hawaii Medical Services Association.  New DTE contracts for total population health management services for employees and eligible dependents include, among others, the State of Tennessee and Fortune 300 member Family Dollar Stores.

“Our increasing traction with health systems and growing presence in the evolving health plan and large self-insured employer markets reflect our ability to provide proven solutions in a healthcare industry undergoing fundamental change.  As we have consistently discussed, this change is reflected in a number of trends, including:

•	Anticipation of healthcare insurance exchanges;
•	Movement to a value-based payment system from a volume-based system;
•	Demand for comprehensive, integrated solutions for whole populations;
•	Domestic and foreign government adoption of total population health management; and
•	Engagement by large employers to reap cost, performance and productivity gains from improved well-being.”

Financial Guidance

Leedle continued, “The heavy volume of contracts executed thus far in the second half of 2012, along with some contracts expected to be executed prior to year-end, further support our previously discussed expectations of producing significant revenue growth for 2013.  We specifically cautioned in our second-quarter earnings release that our guidance for 2012 did not include certain prospective contracts or strategic collaborations that could be executed in the second half of the year, a number of which have now been signed.  These contracts require significant expenditures for contract implementation and integration prior to meaningful revenue generation.  Once launched, many of the contracts are expected to take from six to 18 months to ramp to substantially full revenue expression. Further, two contracts, both of which we proactively renewed early, will produce less revenues than previously expected in 2012 before ramping to significantly greater than originally expected revenue in 2013 and beyond.

“As a result, we are narrowing our 2012 guidance for revenues to a range of $670 million to $685 million, which is within the previously established range of $665 million to $705 million.  This guidance includes revenues from domestic operations in a range of $643 million to $653 million, compared with a range of $638 million to $670 million previously, and from international revenues in a range of $27 million to $32 million, compared with the prior range of $27 million to $35 million.

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HWAY Reports Third-Quarter Results

October 18, 2012

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING DECEMBER 31, 2012 AND THE YEAR ENDED DECEMBER 31, 2011
(In millions)

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual)
Domestic	$643.0 - 653.0	$666.7
International	27.0 - 32.0	22.1
Revenues	$670.0 - 685.0	$688.8

“Due to the significant expenditures for contract implementation and integration as well as the reduced revenue in 2012 from the two contracts that were renewed early, we are also revising our 2012 guidance for net income per diluted share to a range of $0.24 to $0.30 from the previous range of $0.38 to $0.50.  This guidance includes net income per diluted share from domestic operations in a range of $0.24 to $0.28, compared with the prior range of $0.38 to $0.46, and from international operations in a range of $0.00 to $0.02 compared with the prior range of $0.00 to $0.04.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual) (1)
Domestic, excluding restructuring and impairment charges	$0.24 - 0.28	$0.98
International, excluding restructuring charges	0.00 - 0.02	(0.13)
Adjusted net income per diluted share	0.24 - 0.30	0.85
Restructuring charges	-	(0.16)
Impairment charges	-	(5.36)
Net income (loss) per diluted share(2)	$0.24 - 0.30	$(4.68)

(1)	The assumed exercise of stock-based compensation awards for the twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.
(2)	Figures may not add due to rounding.

“Our 2012 contracting success has substantially increased our visibility regarding 2013 revenue generation.  There is significant long-term organic growth potential in our newer contracts that will be ramping towards a more complete revenue profile during 2013.  As a result, we are in a position to establish preliminary revenue guidance for 2013 in a range of $710 million to $750 million. Furthermore, we estimate our current contract base will produce organic revenue growth for 2014 over 2013 of more than $85 million, with additional revenues anticipated from contracts signed in the future.  Our preliminary revenue guidance for 2013 includes an $80 million revenue reduction from the terminations of the Cigna contract and one other health plan contract for which care management services are ending due to risk-shifting to their provider network.”

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HWAY Reports Third-Quarter Results

October 18, 2012

While Healthways is not prepared today to address earnings guidance for 2013, the Company expects EBITDA margin for 2013 to be in a range of 10% to 13%, relatively consistent with a revised range of 11% to 13% for 2012, primarily reflecting the termination of the Cigna contract and the other health plan contract, and the ramp up of the large contracts signed during 2012.  Healthways expects EBITDA margin to begin improving for 2014.

Healthways continues to be well positioned to finance its expected growth.  Consistent with our revision to 2012 earnings guidance, we are revising our expected 2012 net operating cash flows to a range of $50 million to $65 million from the prior range of $60 to $80 million.  Capital expenditures for the year are expected to total approximately $50 million.  At the end of the third quarter, the Company had $71.9 million of availability on its revolving credit facility and its ratio of long-term debt to EBITDA, as calculated under its credit agreement, was 3.2.

Summary

Leedle concluded, “Healthways’ announcements since the beginning of the third quarter clearly demonstrate our strong momentum as the leading well-being improvement company, as a crucial long-term strategic partner to our customers, as an industry innovator and as a company re-establishing the near-term visibility of its growth potential.  Our recent contracts are further tangible proof of the significant opportunities the transformation of healthcare is providing to us.  These contracts also demonstrate our continuing ability to execute against these opportunities with health plans, health systems and large employers, all of which will be central participants in the provision of healthcare for the foreseeable future.

“The number and large size of contracts signed during 2012 have significantly improved our visibility to anticipated revenues for 2013.  As these contracts ramp throughout next year, we expect to produce our strongest revenue growth since fiscal 2008, even with the $80 million comparable-year impact of the termination of the Cigna contract and one other health plan contract.  Excluding the impact of these terminated contracts, the implied growth for 2013 from our adjusted revenue guidance range for 2012 is in a range of 17% to 27%.  As our recently signed  contracts ramp toward a more complete revenue expression in 2013, we expect to drive meaningful improvement in operating leverage as early as the second half of 2013 and continuing into 2014 as our current contract base operates at substantially full scale throughout the year.

“Notwithstanding the number of new contracts already signed this year, our pipeline of potential contracts continues to be robust and our business development momentum is accelerating.  We believe that the Company remains uniquely positioned to continue addressing these opportunities successfully, based on our record of proven results; our willingness to accept financial risk for performance; our development of, and leadership in, the business of population health management; our scalable solutions; and our long-term history of compelling innovation to expand our value proposition. Because of these strengths and the increasing demand for the solutions we provide, we are confident of achieving our long-term financial objectives.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15

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October 18, 2012

minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 6664904, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•	the Company’s ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company’s services;
•
the Company’s ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;

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October 18, 2012

•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant’s health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 40 million people on four continents.  Learn more at www.healthways.com.

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HWAY Reports Third-Quarter Results

October 18, 2012

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenues	$166,559	$176,206	$501,990	$508,770
Cost of services (exclusive of depreciation and amortization of $9,158, $8,973, $26,689, and $26,967, respectively, included below)	126,782	129,588	396,321	377,513
Selling, general and administrative expenses	14,727	14,185	43,455	49,724
Depreciation and amortization	13,259	12,467	38,233	37,343

Operating income	11,791	19,966	23,981	44,190
Interest expense	3,249	3,221	10,822	9,809

Income before income taxes	8,542	16,745	13,159	34,381
Income tax expense	3,514	7,281	5,739	15,004

Net income	$5,028	$9,464	$7,420	$19,377

Earnings per share:
Basic	$0.15	$0.28	$0.22	$0.57

Diluted	$0.15	$0.28	$0.22	$0.56

Comprehensive income	$4,909	$9,369	$7,688	$20,037

Weighted average common shares
and equivalents:
Basic	33,683	33,534	33,485	33,815
Diluted	34,068	34,178	33,706	34,525

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Revenues Excluding Cigna to Revenues, GAAP Basis

	Three Months Ended	Three Months Ended
	September 30, 2012	September 30, 2011
Revenues excluding Cigna (1)	$156.7	$147.4
Revenues attributable to Cigna (2)	9.9	28.8
Revenues, GAAP basis	$166.6	$176.2

(1) Revenues excluding Cigna is a non-GAAP financial measure.  The Company excludes revenues attributable to Cigna from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider revenues excluding Cigna in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Revenues attributable to Cigna consists of pre-tax revenues of $9.9 million and $28.8 million for the three months ended September 30, 2012 and 2011, respectively.

Reconciliation of Domestic Earnings Per Share (EPS) Excluding Restructuring and Impairment Charges and Reconciliation of Adjusted EPS to
EPS, GAAP Basis (3)
Twelve Months Ended
December 31, 2011
Domestic EPS excluding restructuring and impairment charges (4)	$0.98
International EPS (loss) excluding restructuring charges (5)	(0.13)
Adjusted EPS (6)	$0.85
EPS (loss) attributable to restructuring charges (7)	(0.16)
EPS (loss) attributable to impairment charges (8)	(5.36)
EPS (loss), GAAP basis (9)	$(4.68)

(3) The assumed exercise of stock-based compensation awards for the twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.

(4) Domestic EPS excluding restructuring and impairment charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding restructuring and impairment charges in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(5) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

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HWAY Reports Third-Quarter Results

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(6) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS (loss) attributable to restructuring charges includes $9.0 million associated with charges related to severance costs and Cigna-dedicated capacity reductions.

(8) EPS (loss) attributable to impairment charges includes $183.3 million associated with the write-down of goodwill.

(9) Figures do not add due to rounding.

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	September 30,	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$2,571	$864
Accounts receivable, net	103,043	97,459
Prepaid expenses	11,624	11,417
Other current assets	5,346	1,412
Income taxes receivable	173	6,065
Deferred tax asset	10,115	10,314
Total current assets	132,872	127,531

Property and equipment:
Leasehold improvements	38,900	41,622
Computer equipment and related software	284,786	239,732
Furniture and office equipment	25,275	26,324
Capital projects in process	10,930	17,811
	359,891	325,489
Less accumulated depreciation	(205,335)	(183,301)
	154,556	142,188

Other assets	20,594	10,797

Intangible assets, net	91,572	92,997
Goodwill, net	338,744	335,392

Total assets	$738,338	$708,905

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2012	2011
Current liabilities:
Accounts payable	$23,809	$22,578
Accrued salaries and benefits	23,185	35,617
Accrued liabilities	33,059	28,639
Deferred revenue	6,596	9,273
Contract billings in excess of earned revenue	17,813	13,154
Current portion of long-term debt	12,132	3,725
Current portion of long-term liabilities	5,642	5,771
Total current liabilities	122,236	118,757

Long-term debt	281,568	266,117
Long-term deferred tax liability	31,668	26,964
Other long-term liabilities	26,370	31,351

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,914,666 and 33,304,681 shares outstanding, respectively	34	33
Additional paid-in capital	250,228	247,137
Retained earnings	55,937	48,517
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(1,521)	(1,789)
Total stockholders’ equity	276,496	265,716

Total liabilities and stockholders’ equity	$738,338	$708,905

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HWAY Reports Third-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net income	$7,420	$19,377
Adjustments to reconcile net income to net cash flows provided by operating activities, net of business acquisitions:
Depreciation and amortization	38,233	37,343
Amortization and write-off of deferred loan costs	2,077	1,431
Share-based employee compensation expense	4,652	6,803
Deferred income taxes	(1,517)	(2,728)
Excess tax benefits from share-based payment arrangements	(477)	(433)
Increase in accounts receivable, net	(17,081)	(3,554)
Decrease in other current assets	779	6,396
Decrease in accounts payable	(6,029)	(588)
Decrease in accrued salaries and benefits	(14,454)	(14,361)
Increase in other current liabilities	12,912	9,400
Other	(3,124)	(756)
Net cash flows provided by operating activities	23,391	58,330

Cash flows from investing activities:
Acquisition of property and equipment	(40,735)	(33,508)
Business acquisitions, net of cash acquired	(4,693)	(23,523)
Other	(6,075)	(5,085)
Net cash flows used in investing activities	(51,503)	(62,116)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	653,874	350,422
Payments of long-term debt	(631,315)	(321,393)
Deferred loan costs	(2,547)	—
Excess tax benefits from share-based payment arrangements	477	433
Exercise of stock options	2,835	4,812
Repurchases of common stock	—	(23,690)
Change in outstanding checks and other	6,471	(1,320)
Net cash flows provided by financing activities	29,795	9,264

Effect of exchange rate changes on cash	24	94

Net increase in cash and cash equivalents	1,707	5,572

Cash and cash equivalents, beginning of period	864	1,064

Cash and cash equivalents, end of period	$2,571	$6,636

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